Exhibit 23.1 – Consent of Independent Public Accountants
Independent Auditor’s Consent
We hereby consent to the incorporation by reference, our report dated March 28, 2008 on the financial statements of Mackinac Financial Corporation and Subsidiaries for the year ended December 31, 2007, appearing in the Mackinac Financial Corporation 2007 Annual Report to Shareholders, which is incorporated by reference into this Form 10-K.

/s/ Plante & Moran, PLLC
Plante & Moran, PLLC

Auburn Hills, Michigan
March 28, 2008